Exhibit 10.1
FANNIE MAE
SUPPLEMENTAL PENSION PLAN OF 2003
Amendment for LTI and Deferred Pay
     Pursuant to Section 5.5 of the Fannie Mae Supplemental Pension Plan of 2003 (the “Plan”), and as recommended by the Compensation Committee of Fannie Mae on May 13, 2010 and approved by the Board of Directors of Fannie Mae on May 14, 2010, the Plan is hereby amended as follows as follows:
1. Section 2.14 is amended, effective January 1, 2009 for years commencing on or after January 1, 2009, to read in its entirety as follows:
““Unrestricted Benefit” means the monthly normal, early, deferred, vested, disability or preretirement survivor annuity benefit, as the case may be, that would be payable to a Participant under the Retirement Plan if: (a) the terms of the Retirement Plan included solely to comply with Sections 401(a)(17) and 415 of the Code were disregarded; (b) Earnings (determined without regard to the terms of the Retirement Plan included solely to comply with Section 401(a)(17) of the Code) were increased by the amount of any bonus under the Annual Incentive Plan earned by the Participant while such Participant was an Executive, even if prior to the Effective Date, and (for the avoidance of doubt) even if such bonus is paid after the Participant’s Separation from Service; (c) Earnings (determined without regard to the terms of the Retirement Plan included solely to comply with Section 401(a)(17) of the Code) were increased by the amount of any retention bonus awards paid under the program established in October 2008 and approved by the Conservator of Fannie Mae (each, a “Retention Bonus Award”) while such Participant was an Executive; and (d) Earnings (determined without regard to the terms of the Retirement Plan included solely to comply with Section 401(a)(17) of the Code) were increased by any amount earned for such year under the Fannie Mae Deferred Pay Plan and, for an Executive who is not an SEC Executive Officer, earned for such year under the Fannie Mae Long-Term Incentive Plan for Senior Vice Presidents and Above or the Fannie Mae Long-Term Incentive Plan for Vice Presidents and Below (collectively, the “Long-Term Incentive Plans”), in each case only if earned while the Participant is an Executive, subject, however to the following rules:
     (i) The amount of the Retention Bonus Awards and Annual Incentive Plan bonus taken into account for purposes of calculating a Participant’s Unrestricted Benefit shall not exceed 50% of the Participant’s Earnings for the calendar year for which such bonus was earned. For any calendar year beginning on or after January 1, 2009, amounts, if any, earned for such year under the Fannie Mae Deferred Pay Plan, amounts of any Retention Bonus Award or Annual Incentive Plan bonus earned for such year, and amounts, if any, earned for such year under the Long-Term Incentive Plans (any amount paid under the Fannie Mae Deferred Pay Plan or Long-Term Incentive Plans to be treated as earned for the calendar year immediately preceding the year in which such amount is paid) that are taken into account for purposes of calculating a Participant’s Unrestricted Benefit shall not exceed 50% of the Participant’s Earnings for the calendar year in which such amounts are taken into account.

     (ii) The amount of the Annual Incentive Plan bonus taken into account for any calendar year (as limited pursuant to clause (i) above) shall be treated as having been earned in equal monthly installments over the course of such year (taking into account all months of employment for the Corporation, whether or not as an Executive, but disregarding periods prior to commencement of employment or following termination of employment) for purposes of determining, under Section 2.14(b) above, (A) the portion of such bonus added to Earnings for any month, and (B) whether such bonus was earned by the Participant while an Executive.
     (iii) The amount of the Retention Bonus Awards taken into account for the calendar year ending on December 31, 2008 shall include any Retention Bonus Awards paid in December 2008, April 2009, and November 2009, which amounts (as limited pursuant to clause (i) above) shall be treated as having been earned in equal monthly installments over the course of such year (taking into account all months of employment for the Corporation, whether or not as an Executive, but disregarding periods following termination of employment) for purposes of determining, under Section 2.14(c) above, (A) the portion of such Retention Bonus Awards added to Earnings for any month, and (B) whether such Retention Bonus Awards were earned by the Participant while an Executive.
     (iv) The amount of the Retention Bonus Awards taken into account for the calendar year ending on December 31, 2009 shall include the Retention Bonus Award paid in February 2010, which amount (as limited pursuant to clause (i) above) shall be treated as having been earned in equal monthly installments over the course of such year (taking into account all months of employment for the Corporation, whether or not as an Executive, but disregarding periods following termination of employment) for purposes of determining, under Section 2.14(c) above, (A) the portion of such Retention Bonus Awards added to Earnings for any month, and (B) whether such Retention Bonus Awards were earned by the Participant while an Executive.
     (v) Amounts paid as severance in lieu of Retention Bonus Awards are not Retention Bonus Awards and therefore are not included in calculating the Participant’s Earnings for purposes of the Plan.
     (vi) Amounts paid under the Fannie Mae Deferred Pay Plan or the Long-Term Incentive Plans shall be taken into account for the calendar year immediately preceding the year in which such amount is paid. The amounts under the Fannie Mae Deferred Pay Plan and the Long-Term Incentive Plans that are taken into account for any calendar year (as limited pursuant to clause (i) above) shall be treated as having been earned in equal monthly installments over the course of such year (taking into account all months of employment for the Corporation, whether or not as an Executive, but disregarding periods prior to commencement of employment or following termination of employment) for purposes of determining, under Section 2.14(d) above, (A) the portion of such amounts added to Earnings for any month, and (B) whether such amount was paid to the Participant while an Executive. No amount paid under the Fannie Mae Deferred Pay Plan or the Long-Term Incentive Plans prior to May 14, 2010 shall be taken into account if the Participant has Separated from Service prior to May 14, 2010. In addition, notwithstanding any contrary provision hereof, an amount paid under the Fannie Mae Deferred Pay Plan or the Long-Term Incentive Plans following termination of employment shall not be taken into account under the Plan.
     (vii) If a Participant is not an Executive for a full calendar year, the Earnings taken into account in applying the 50% limitation under clause (i) above shall be the Participant’s Earnings for those full months during which he or she was an Executive.
     (viii) For the purpose of the Plan, “SEC Executive Officer” means an “executive officer” under Rule 3b-7 promulgated pursuant to the Securities Exchange Act of 1934, as amended.”
2. The following sentence is added after the first sentence of Section 3.2, effective January 1, 2010:
“Notwithstanding the foregoing, the benefit earned for 2010 and 2011 for the individual who was the Company’s Chief Executive Officer as of May 14, 2010 (the “Specified Participant”) shall be determined under the provisions of Schedule A hereto.”

Schedule A
Solely for the benefit earned for the calendar years beginning on January 1, 2010 and January 1, 2011, in determining the benefit under Section 3.2 for the Specified Participant, Section 3.2 shall be applied by determining the benefit, if any, that would have been payable under this Plan had the Specified Participant retired or otherwise terminated employment at the close of business on December 31, 2009 (which benefit is zero because of the offset for the Executive Pension Plan benefit set forth in clause (iii) of Section 3.2), and adding thereto the excess of (a) over (b), where
-	(a) is the benefit that would be payable under Section 3.2 upon the earlier of (1) the Specified Participant’s Separation from Service, or (2) December 31, 2011, if Section 3.2 were applied without regard to clause (iii) thereof, and

-	(b) is the benefit that would have been payable had the Specified Participant retired or otherwise terminated employment at the close of business on December 31, 2009 with a monthly benefit determined under Section 3.2 without regard to clause (iii) thereof.